Exhibit 3.81

State of New York

}

ss:

Department of State

}

I hereby certify that the annexed copy has been compared with the original document filed by the Department of State and that the same is a true copy of said original.

Witness my hand and seal of the Department of State on JANUARY 20, 2004

[SEAL]
/s/ [ILLEGIBLE]
Secretary of State

DOS-200 (Rev. 03/02)

CERTIFICATE OF INCORPORATION

OF

PEPAMAR MUSIC CORP.

**

Pursuant to Article II of
the Stock Corporation Law.

We, the undersigned, desiring to form a stock corporation pursuant to the provisions of Article II of the Stock Corporation Law of the State of New York, do hereby certify as follows:

FIRST:                                   The name of the proposed corporation is

PEPAMAR MUSIC CORP.

SECOND:                    The purposes for which it is to be formed are to do any and all of the things hereafter set forth to the world, namely:

(a)                      To print, reprint, publish, copy, translate, perform, record, transcribe, reproduce, compile, bind, circulate, distribute, buy, sell, arrange, write, orchestrate, synchronize, license and otherwise deal in, market and turn to account throughout the world musical compositions, music folios, lyrics, oratories, librettos, musical scores, music text books, and all other forms, types and media of music and musical compositions of every kind and nature whatsoever;

To register, file, obtain and acquire, by purchase, or otherwise, turn to account, license the use of, assign and deal with copyrights and theatrical properties of every kind and all by-products thereof.

To carry on, in all of its departments and branches, the business of producing theatrical, musical, operatic and all other entertainments, including lectures, pantomimes, ballets, pageants, tableaux, exhibitions, cabarets and amusement devices, features and ideas of all kinds.

(b)                     To make, produce, distribute, buy, sell, lease, license, exhibit, exploit, traffic in, acquire, hold, exchange, treat or otherwise dispose of, or generally deal in motion picture films, negatives, prints and photoplays, motion picture projection machines, projection and reproduction devices, and parts thereof, and all things incidental and necessary to the production and reproduction of motion pictures, mechanical improvements to motion picture machines, films, negatives, prints, screens, incidents and parts thereof.

To design, manufacture, patent, trade in, buy, sell, license, lease, import, export and generally deal in machinery and mechanical devices, giving depth and further dimensions and color to motion pictures, slides, photographs, impressions, prints and parts thereof, and all incidents and improvements to the filming and photographing and projection of motion pictures, photographs, slides, films, prints, impressions and all parts thereof.

(c)                      To acquire, buy, sell, exchange, lease, license, and otherwise deal in, written scenarios, literary compositions, and any and all literary works and materials.

To acquire, buy, sell, exchange, lease, license, and otherwise deal in musical compositions, manuscripts, copyrights and musical works and/or instruments of music, of whatsoever nature and character.

To acquire and equip, plants, studios, stages, producing units and any and all kinds of equipment necessary for the business of the corporation.

To acquire, erect, furnish, equip, buy, sell and otherwise deal in, maintain and operate, theatres and other buildings or structures.

To manufacture or otherwise acquire and deal in scenery, costumes and stage and motion picture properties of any and / or all kinds.

To print or publish or cause to be printed or published any masque, pageant, community drama, play, poem, song or words of which the corporation may have a copyright or the right to publish, and to sell, distribute and deal with any matter so printed and as the corporation may see fit; and to grant licenses or rights in respect to any property of the corporation to any other person, firm or corporation.

(d)                     To apply for, purchase or in any manner to acquire and to hold, own, use and operate, and to sell or in any manner dispose of, and to grant licenses and other rights in respect of, and in any manner deal with any and all rights, inventions, improvements and processes used in connection with or secured under letters patent or copyrights of the United States or other countries or otherwise, and to work, operate or develop the same, and to carry on any similar business, manufacturing or otherwise, which may directly or indirectly effectuate these objects or any one of them.

(e)                      To purchase, lease, or otherwise acquire and to hold, own, sell or dispose of real and personal property of all kinds, and, in particular, bonds, lands, buildings, business concerns and undertakings, shares of stock, mortgages, debentures and other securities, merchandise, book debts, and claims, trade marks, trade names, patents and patent rights, copyrights and any interest in real or personal property; to purchase, construct, build, equip, manage, deal in and dispose of all kinds of buildings, plants and factories, and in connection therewith enter into any and all lawful contracts, to act as agent in the management of real estate and as agent or broker in the purchase, sale, exchange, leasing or mortgaging of real or personal property wheresoever situated, upon compliance with all laws in regard thereto; to acquire, hold, own, exchange, dispose of and generally deal in grants, options, concessions, franchises and contracts of any interest therein or rights pertaining thereto.

(f)                        To borrow money, and from time to time, make, accept, execute, endorse and issue bonds, debentures, promissory notes, bills of exchange, and other obligations from time to time for moneys borrowed or in payment of property acquired, or for any of the other objects or purposes of the corporation or its business, and to secure the payment of any such obligation by mortgages, pledge, deed, indenture, agreement or other instrument of trust, or by other lien upon, assignment of, or agreement in regard to all or any part of the property, rights, or privileges of the corporation wheresoever situated, whether now owned or hereafter to be acquired.

(g)                     To enter into, make, perform and carry out contracts

of every kind, which may be necessary for or incidental to the business of the corporation, with any person, firm or corporation, private, public or municipal body politic, under the government of the United States of America, or any territory, district or possession of the United States of America, or foreign government, so far as, and to the extent that the same may be done and performed by a corporation organized under said Stock Corporation Law.

(h)                     To conduct its business and exercise any and all of its rights and powers, both within and without the State of New York, either by itself or with others, or as agents, for any corporation, association, joint stock company, copartnership, syndicate or individual.

(i)                         Insofar as corporations organized under said Stock Corporation Law may lawfully do, to purchase, subscribe for, underwrite or otherwise acquire, invest in and hold, own and possess, sell or otherwise dispose of all forms of securities, including stocks, bonds, debentures, notes, certificates of indebtedness, mortgages, commercial paper and other evidences of indebtedness of any corporation, domestic or foreign, or of the United States of America, or of any state, county or municipality in the United States of America, or of any foreign government, or of any copartnership, joint stock company, association, syndicate or individual, and to issue and exchange therefor, its own stock, bonds or other obligations or evidences of indebtedness; for the protection of its investment therein, and insofar as corporations organized under said Stock Corporation Law may lawfully do so, to assist financially or otherwise, any corporation, joint stock company, association, copartnership, syndicate or individual whose securities or obligations it may hold or may have guaranteed, pursuant to the provisions of Section 19 of the Stock Corporation Law, and to do any and all other acts or things whatsoever which it may lawfully do for the preservation, protection, improvement or enhancement of any such securities or obligations.

(j)                         Insofar as corporations organized under said Stock Corporation Law may lawfully do, to purchase, become interested in and acquire, reorganize, conduct, manage and carry on in its own name or otherwise, liquidate, sell or otherwise dispose of all or any part of the business, properties, assets, good will and rights, and assume the liabilities of, any manufacturing, commercial or industrial business which has the same or similar purposes as the proposed corporation hereunder and to pay therefor either in cash, stocks, or bonds of the corporation or otherwise.

(k)                      To act as financial, commercial, or general agent, other than fiscal or transfer agent, of individuals, copartnerships, associations, joint stock companies, corporations or syndicates, and as such agent to develop and extend their business and aid in any of their lawful enterprises, insofar as a corporation organized under the said Stock Corporation Law may lawfully do.

(l)                         To permit, aid and assist, financially or otherwise, corporations, copartnerships, joint stock companies, syndicates, associations, and individuals to the extent legally permissible to a corporation organized under the said Stock Corporation Law, and to a like extent, to endorse or underwrite the stocks, bonds, debentures, notes, securities or other obligations or undertakings of any corporation, copartnerships, joint stock companies, associations, syndicate or individual, and to guarantee the payment of any dividends on stocks, or the principal and interest on bonds, notes, debentures, or other obligations or the performance of any contract by any corporation, copartnership, joint stock company, association, syndicate or individual, insofar as may be permitted by said Stock Corporation Law.

(m)                   To do all and everything necessary, suitable and

proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth, either alone or in association with other firms, corporations, or individuals, and to do any other act or acts, thing or things, incidental or pertaining to, or growing out of or connected with the aforesaid business or powers, or any part or parts thereof, provided the same be not inconsistent with the laws under which this corporation is organized.

(n)                     The enumeration of specific rights, objects and powers herein, shall, except when otherwise expressed, be in no wise limited to or restricted by reference to, or inference from the terms of any other clause of this or any other article in this certificate, but the purposes and powers specified in each of the clauses in this article shall be regarded as independent purposes and powers, and the specification herein contained of particular powers, and of the corporation is not intended to be and is not in limitation but in furtherance of the powers granted to corporations organized under the said Stock Corporation Law.  Nothing herein contained shall be construed as authorizing it to do any business which a corporation formed under said Stock Corporation Law, may not lawfully carry on or do, nor as authorizing or intending to authorize the performance at any time of any unlawful act or acts.

THIRD:                               The total number of shares that may be issued is:

One Hundred (100) shares of Common Capital Stock, with no par value.  The capital of the corporation shall be at least equal to the sum of the aggregate par value of all issued shares having par value, plus the aggregate amount of consideration received by the corporation for the issuance of shares without par value, plus such amounts as, from time to time, by resolution of the Board of Directors, may be transferred thereto.

FOURTH:                   (a) At all elections of directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of the shares of stock of such stockholder, multiplied by the number of directors to be elected and each stockholder may cast all of such votes for a single director or may distribute them among the number to be voted for or any two or more of them, as such stockholder may deem fit.

(b) The presence, in person or by proxy, of the holders of a majority of the outstanding stock entitled to vote shall be necessary to constitute a quorum of stockholders for the transaction of business, but a lesser number may adjourn to some future time not less than nor more than five (5) days later, and the Secretary shall thereupon give at least three (3) days notice by mail to each stockholder entitled to vote who was absent from such meeting.

FIFTH:                                  The City, Village or Town and the County within the State in which the office of the corporation is to be located, and the address within the State to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which might be served upon him, shall be:

c/o	M. William Krasilovsky
488 Madison Avenue
City of New York
New York County
New York State

SIXTH:                                The Secretary of State of the State of New York is hereby designated as the agent of the corporation upon whom process in any action or proceeding against it, may be served.

SEVENTH:              The number of directors shall be four (4) and the directors or officers need not be stockholders of the corporation.

EIGHTH:                        The duration of the corporation shall be perpetual.

NINTH:                              The names and post office addresses of the directors until the first annual meeting of the stockholders are:

NAME	ADDRESS

LEO HAAS	1455 East 21st Street, Brooklyn 10, N.Y.

ISRAEL WEINSTEIN	58-26 262nd Street, Little Neck, N.Y.

ELLA JOHNSON	18 Monmouth Drive, East Northport, N.Y.

LOUIS RUBIN	135 Elliot Place, Bronx, N.Y.

TENTH:                            The names and post office addresses of the subscribers to this certificate and a statement of the number of shares of stock which each agrees to take are:

NAME	ADDRESS	NO. OF SHARES

LEO HAAS	1455 East 21st Street, Brooklyn 10, N.Y.	1

ISRAEL WEINSTEIN	58-26 262nd Street Little Neck, N.Y.	1

ELLA JOHNSON	18 Monmouth Drive East Northport, N.Y.	1

ELEVENTH:       The following provisions are adopted for the regulation of the business and for the conduct of the affairs of the corporation and it is expressly provided that they are intended to be in furtherance of and not in limitation or exclusion of the powers conferred by statute.

(a) No contract or other transaction between the corporation and any other corporation shall be affected or invalidated by the fact that any one or more of the directors of this corporation is or are interested in, or is a director or officer or are directors or officers of such other corporation, and any other director or directors, individually or jointly, may be a party or parties to, or may be interested in, any contract or transaction of this corporation of in which this corporation is interested; and no contract, act or transaction of the corporation with any person or persons, firm or corporation, shall be affected or invalidated by the fact that any director or directors of this corporation is a party or are parties or are interested in such contract, act or transaction, or in any way connected with such person or persons, firm or association, and each and every person who may become a director of this corporation is hereby relieved from any liability that might otherwise exist from contract with the corporation for the benefit of himself or any firm, association or corporation in which he may in any wise be interested.

(b) The bylaws shall determine whether and to what extent the books and accounts of this corporation or any of them shall be open to the inspection of the stockholders; and no stockholder shall have any right of inspecting any account, or book or document, of the corporation, except as conferred by statute in New York, or by the bylaws or by resolution adopted by the stockholders.

(c) If the bylaws so provide, the directors shall have

power to hold their meetings outside of the State of New York as such place as may from time to time be designated by them.

(d) All corporate powers except those which by law expressly require the consent of the stockholders, shall be exercised by the Board of Directors.

(e) Subject always to the bylaws made by the stockholders, the Board of Directors may make bylaws from time to time, and may later amend or repeal any bylaws, but any bylaws made by the Board of Directors may be altered or repealed by the stockholders.

TWELFTH:          All of the subscribers to this certificate are of full age, at least two-thirds of them are citizens of the United States of America, at least one of them is a resident of the State of New York, that at least one of the persons named as a director is a citizen of the United States of America and a resident of the State of New York.

IN WITNESS WHEREOF, we have made, subscribed and acknowledged this certificate in duplicate this 8th day of March, 1962.

/s/ Leo Haas
LEO HAAS

/s/ Israel Weinstein
ISRAEL WEINSTEIN

/s/ Ella Johnson
ELLA JOHNSON

STATE OF NEW YORK	)
	)	ss:
COUNTY OF NEW YORK	)

On this 16 day of March, 1962 before me personally appeared

LEO HAAS, ISRAEL WEINSTEIN, and ELLA JOHNSON to me known and known to me to be the individuals described in and who executed the foregoing instrument, and they duly acknowledged to me that they executed same.

[SEAL]	/s/ [ILLEGIBLE]
[ILLEGIBLE]

State of New York

}

ss:

Department of State

}

I hereby certify that the annexed copy has been compared with the original document filed by the Department of State and that the same is a true copy of said original.

Witness my hand and seal of the Department of State on  JANUARY 20, 2004

[SEAL]
/s/ [ILLEGIBLE]
Secretary of State

DOS-200 (Rev. 03/02)

CERTIFICATE OF CHANGE

OF

PEPAMAR MUSIC CORP.

UNDER SECTION 805-A OF THE BUSINESS CORPORATION LAW

1.                                       The name of the corporation is PEPAMAR MUSIC CORP.  It was incorporated under the name of PEPAMAR MUSIC CORP.

2.                                       The Certificate of Incorporation of said corporation was filed by the Department of State on March 20, 1962.

3.                                       The following was authorized by the Board of Directors:

To designate CT CORPORATION SYSTEM, 111 Eighth Avenue, New York, New York, 10011 as its registered agent in New York upon whom all process against the corporation may be served.

PEPAMAR MUSIC CORP

By:	/s/ Janice Cannon
Janice Cannon, Asst. Secretary

State of New York

}

ss:

Department of State

}

I hereby certify that the annexed copy has been compared with the original document filed by the Department of State and that the same is a true copy of said original.

Witness my hand and seal of the Department of State on  JANUARY 20, 2004

[SEAL]
/s/ [ILLEGIBLE]
Secretary of State

DOS-200 (Rev. 03/02)

NYS DEPARTMENT OF STATE - DIVISION OF CORPORATIONS Biennial Statement, Part A	146171	FILING PERIOD 03/2002	FEE $9.00
CORPORATION NAME

PEPAMAR MUSIC CORP.

1	FARM CORPORATION	☐

The corporation is a corporation engaged in the production of crops, livestock, and livestock products on land used in agricultural production (Agriculture and Markets Law Section 301).  It is not required to report.

2	NAME AND BUSINESS ADDRESS OF THE CHIEF EXECUTIVE OFFICER	NAME
LESLIE BIDER
ADDRESS
10585 SANTA MONICA BLVD.
		CITY	STATE	ZIP + 4
		LOS ANGELES	CA	90025
3	ADDRESS OF THE PRINCIPAL EXECUTIVE OFFICE	NAME
PEPAMAR MUSIC CORP., C / O JANICE CANNON
ADDRESS
75 ROCKEFELLER PLAZA
		CITY	STATE	ZIP + 4
		NEW YORK	NY	10019
4	SERVICE OF PROCESS ADDRESS	NAME
CT CORPORATION
ADDRESS
111 EIGHTH AVENUE, 13TH FLOOR
		CITY	STATE	ZIP + 4
		NEW YORK	NY	10011

NYS DEPARTMENT OF STATE - DIVISION OF CORPORATIONS Biennial Statement, Part B	146171	FILING PERIOD 03/2002	FEE $9.00

CORPORATION NAME

PEPAMAR MUSIC CORP.

(1)                  NAME AND BUSINESS ADDRESS OF THE CHIEF EXECUTIVE OFFICER

LESLIE BIDER

10585 SANTA MONICA BLVD.

LOS ANGELES CA 90025-4950

(2)                  ADDRESS OF THE PRINCIPAL EXECUTIVE OFFICE

PEPAMAR MUSIC CORP.

10585 SANTA MONICA BLVD.

LOS ANGELES CA 90025-4950

(3)                  SERVICE OF PROCESS ADDRESS

EDWARD J. WEISS, ESQ.

75 ROCKEFELLER PLAZA

NEW YORK NY 10019

If there are no changes to the information printed in Part B, sign Part C and return with payment payable to the Dept. of State

MAKE NO MARKS BELOW THIS LINE	(YOU MUST SIGN ON REVERSE)	[ILLEGIBLE]

Annex A: Pepamar Corporation

CERTIFICATE OF INCORPORATION

OF

PEPAMAR MUSIC CORP.

* *

Pursuant to Article II of
the Stock Corporation Law.

We, the undersigned, desiring to form a stock corporation pursuant to the provisions of Article II of the Stock Corporation Law of the State of New York, do hereby certify as follows:

FIRST: The name of the proposed corporation is

PEPAMAR MUSIC CORP.

SECOND: The purposes for which it is to be formed are to do any and all of the things hereafter set forth to the world, namely:

(a)   To print, reprint, publish, copy, translate, perform, record, transcribe, reproduce, compile, bind, circulate, distribute, buy, sell, arrange, write, orchestrate, synchronize, license and otherwise deal in, market and turn to account throughout the world musical compositions, music folios, lyrics, oratories, librettos, musical scores, music text books, and all other forms, types and media of music and musical compositions of every kind and nature whatsoever;

To register, file, obtain and acquire, by purchase, or otherwise, turn to account, license the use of, assign and deal with copyrights and theatrical properties of every kind and all by-products thereof.

To carry on, in all of its departments and branches, the business of producing theatrical, musical, operatic and all other entertainments, including lectures, pantomimes, ballets, pageants, tableaux, exhibitions, cabarets, and amusement devices, features and ideas of all kinds.

(b)   To make, produce, distribute, buy, sell, lease, license, exhibit, exploit, traffic in, acquire, hold, exchange, treat or otherwise dispose of, or generally deal in motion picture films, negatives, prints and photoplays, motion picture projection machines, projection and reproduction devices, and parts thereof, and all things incidental and necessary to the production and reproduction of motion pictures, mechanical improvements to motion picture machines, films, negatives, prints, screens, incidents and parts thereof.

To design, manufacture, patent, trade in, buy, sell, license, lease, import, export and generally deal in machinery and mechanical devices, giving depth and further dimensions and color to [ILLEGIBLE]

and all literary works and materials.

To acquire, buy, sell, exchange, lease, license, and otherwise deal in musical compositions, manuscripts, copyrights and musical works and/or instruments of music, of whatsoever nature and character.

To acquire and equip, plants, studios, stages, producing units and any and all kinds of equipment necessary for the business of the corporation.

To acquire, erect, furnish, equip, buy, sell and otherwise deal in, maintain and operate, theatres and other buildings or structures.

To manufacture or otherwise acquire and deal in scenery, costumes and stage and motion picture properties of any and/or all kinds.

To print or publish or cause to be printed or published any masque, pageant, community drama, play, poem, song or words of which the corporation may have a copyright or the right to publish, and to sell, distribute and deal with any matter so printed and as the corporation may see fit; and to grant licenses or rights in respect to any property of the corporation to any other person, firm or corporation.

(d)       To apply for, purchase or in any manner to acquire and to hold, own, use and operate, and to sell or in any manner dispose of, and to grant licenses and other rights in respect of, and in any manner deal with any and all rights, inventions, improvements and processes used in connection with or secured under letters patent or copyrights of the United States or other countries or otherwise, and to work, operate or develop the same, and to carry on any similar business, manufacturing or otherwise, which may directly or indirectly effectuate these objects or any one of them.

(e)       To purchase, lease, or otherwise acquire and to hold, own, sell or dispose of real and personal property of all kinds, and, in particular, bonds, lands, buildings, business concerns and undertakings, shares of stock, mortgages, debentures and other securities, merchandise, book debts, and claims, trade marks, trade names, patents and patent rights, copyrights and any interest in real or personal property; to purchase, construct, build, equip, manage, deal in and dispose of all kinds of buildings, plants and factories, and in connection therewith enter into any and all lawful contracts, to act as agent in the management of real estate and as agent or broker in the purchase, sale, exchange, leasing or mortgaging of real or personal property wheresoever  situated, upon compliance with all laws in regard thereto; to acquire, hold, own, dispose of and generally deal in grants, options, concessions and franchises and contracts of any interest therein or rights pertaining thereto. [ILLEGIBLE]

of every kind, which may be necessary for or incidental to the business of the corporation, with any person, firm or corporation, private, public or municipal body politic, under the government of the United States of America, or any territory, district or possession of the United States of America, or foreign government, so far as, and to the extent that the same may be done and performed by a corporation organized under said Stock Corporation Law.

(h)       To conduct its business and exercise any and all of its rights and powers, both within and without the State of New York, either by itself or with others, or as agents, for any corporation, association, joint stock company, copartnership, syndicate or individual.

(i)        Insofar as corporations organized under said Stock Corporation Law may lawfully do, to purchase, subscribe for, underwrite or otherwise acquire, invest in and hold, own and possess, sell or otherwise dispose of all forms of securities, including stocks, bonds, debentures, notes, certificates of indebtedness, mortgages, commercial paper and other evidences of indebtedness of any corporation, domestic or foreign, or of the United States of America, or of any state, county or municipality in the United States of America, or of any foreign government, or of any copartnership, joint stock company, association, syndicate or individual, and to issue and exchange therefor, its own stock, bonds or other obligations or evidences of indebtedness; for the protection of its investment therein, and insofar as corporations organized under said Stock Corporation Law may lawfully do so, to assist financially or otherwise, any corporation, joint stock company, association, copartnership, syndicate or individual whose securities or obligations it may hold or may have guaranteed, pursuant to the provisions of Section 19 of the Stock Corporation Law, and to do any and all other sets or things whatsoever which it may lawfully do for the preservation, protection, improvement or enhancement of any such securities or obligations.

(j)        Insofar as corporations organized under said Stock Corporation Law may lawfully do, to purchase, become interested in and acquire, reorganize, conduct, manage and carry on in its own name or otherwise, liquidate, sell or otherwise dispose of all or any part of the business, properties, assets, good will and rights, and assume the liabilities of, any manufacturing, commercial or industrial business which has the same or similar purposes as the proposal corporation hereunder and to pay therefor either in cash, stocks, or bonds of the corporation or otherwise.

(k)       To act as financial, commercial, or general agent, other than fiscal or transfer agent, of individuals, coparternships, associations, joint stock companies, corporations or syndicates, and as such agent to develop and extend their business and aid in any of their lawful enterprises, insofar as a corporation organized under the said Stock Corporation Law may lawfully do.

(l)        To permit, aid and assist, financially or otherwise, corporations, copartnerships, joint stock companies, syndicates, assoc-[ILLEGIBLE]

proper for the accomplishment of any of the purposes on the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth, either alone or in association with other firms, corporations, or individuals, and to do any other act or acts, thing or things, incidental or pertaining to, or growing out of or connected with the aforesaid business or powers, or any part or parts thereof, provided the same be not inconsistent with the laws under which this corporation is organized.

(n)       The enumeration of specific rights, objects and powers herein, shall, except when otherwise expressed, be in no wise limited to or restricted by reference to, or inference from the terms of any other clause of this or any other article in this certificate, but the purposes and powers specified in each of the clauses in this article shall be regarded as independent purposes and powers, and the specification herein contained of particular powers, and of the corporation is not intended to be and is not in limitation but in furtherance of the powers granted to corporations organized under the said Stock Corporation Law.  Nothing herein contained shall be construed as authorizing it to do any business which a corporation formed under said Stock Corporation Law, may not lawfully carry on or do, nor as authorizing or intending to authorize the performance at any time of any unlawful act or acts.

THIRD:  The total number of shares that may be issued is:

One Hundred (100) shares of Common Capital Stock, with no par value.  The capital of the corporation shall be at least equal to the sum of the aggregate par value of all issued shares having par value, plus the aggregate amount of consideration received by the corporation for the issuance of shares without par value, plus such amounts as, from time to time, by resolution of the Board of Directors, may be transferred thereto.

FOURTH:  (a)  At all elections of directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of the shares of stock or such stockholder, multiplied by the number of directors to be elected and each stockholder may cast all of such votes for a single director or may distribute them among the number to be voted for or any two or more of them, as such stockholder may deem fit.

(b)  The presence, in person or by proxy, of the holders of a majority of the outstanding stock entitled to vote shall be necessary to constitute a quorum of stockholders for the transaction of business, but a lesser number may adjourn to some future time not less than nor more than five (5) days later, and the Secretary shall thereupon give at least three (3) days notice by mail to each stockholder entitled to vote who was absent from such meeting.

FIFTH:   The City, Village or Town and the County within the State in which the office of the corporation is to be located, and the address within the State to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation [ILLEGIBLE]

any action or proceeding against it, may be earned.

SEVENTH:  The number of directors shall be four (4) and the directors or officers need not be stockholders of the corporation.

EIGHTH:  The duration of the corporation shall be perpetual.

NINTH:  The names and post office addresses of the directors until the first annual meeting of the stockholders are:

NAME	ADDRESS
LEO HAAS	1455 East 21st Street, Brooklyn 10, N.Y.

ISRAEL WEINSTEIN	58-26 262nd Street, Little Neck, N.Y.

ELLA JOHNSON	18 Monmouth Drive, East Northport, N.Y.

LOUIS RUBIN	135 Elliot Place, Bronx, N.Y.

TENTH:  The name and post office addresses of the subscribers to this certificate and a statement of the number of shares of stock which each agrees to take are:

NAME	ADDRESS	NO. OF SHARES
LEO HAAS	1455 East 21st Street Brooklyn 10, N.Y.	1

ISRAEL WEINSTEIN	58-26 262nd Street Little Neck, N.Y.	1

ELLA JOHNSON	18 Monmouth Drive East Northport, N.Y.	1

ELEVENTH: The following provisions are adopted for the regulation of the business and for the conduct of the affairs of the corporation and it is expressly provided that they are intended to be in furtherance of and not in limitation or exclusion of the powers conferred by statute.

(a)   No contract or other transaction between the corporation and any other corporation shall be affected or invalidated by the fact that any one of more of the directors of this corporation is or are interested in, or is a director or officer or are directors or officers of such other corporation, and any other director or directors, individually or jointly, may be a party or parties to, or may be interested in, any contract or transaction of this corporation or in which this corporation is interested; and no contract, act or transaction of the corporation with any person or persons, firm or corporation, shall be affected or invalidated by the fact that any director or directors of this corporation is a party or are parties or are interested in such contract, act or transaction, or in any way [ILLEGIBLE]

power to hold their meetings outside of the State of New York as such places as may from time to time be designated by them.

(d)   All corporate powers, except those which by law expressly require the consent of the stockholders, shall be exercised by the Board of Directors.

(e)   Subject always to the bylaws made by the stockholders, the Board of Directors may make bylaws from time to time, and may later amend or repeal any bylaws, but any bylaws made by the Board of Directors may be altered or repealed by the stockholders.

TWELFTH: All of the subscribers to this certificate are of full age, at least two-thirds of them are citizens of the United States of America, at least one of [ILLEGIBLE] is a resident of the state of New York, that at least one of the persons named as a director is a citizen of the United States of America and a resident of the State of New York.

IN WITNESS WHEREOF, we have made, subscribed and acknowledged this Certificate [ILLEGIBLE] duplicate this 8th day of March, 1968.

/s/ Leo Haas
LEO HAAS

/s/ Israel Weinstein
ISRAEL WEINSTEIN

/s/ Ella Johnson
ELLA JOHNSON

STATE OF NEW YORK	)
	)	ss:
COUNTY OF NEW YORK	)

On this 16 day of March, 1962, before me personally appeared

LEO HASS, ISRAEL WEINSTEIN, and ELLA JOHNSON to me known and known to me to be the individuals described in and who [ILLEGIBLE] the foregoing instrument, and they duly acknowledged to me that they executed same.

/s/ Murray Butkoff
MURRAY BUTKOFF, Notary Public
State of New York No. 41-3410400
Queens County - N.Y. County Clerk
Term Expires March 30, 1963

COPY OF RECEIPT OF SECRETARY OF STATE.

MRS. CAROLINE K. SIMON	STATE OF NEW YORK	JOHN J. FROMER
SECRETARY OF STATE	DEPARTMENT OF STATE	DEPUTY SECRETARY
ABRAHAM N. DAVIS	Albany, N.Y.
EXECUTIVE DEPUTY

G/N
M. William Krasilovsky	March 20, 1962
488 Madison Avenue	5652
New York 22, N. Y.

Certificate of Incorporation of PEPAMAR MUSIC CORP. has been filed today.

Fees and/or tax paid as follows:	☒ Ch.	☐ Mo.	☐ Cy.		$60.00
Filing			$50.00
Tax			$10.00
Certified copy			$
Certificate			$

				Total	$60.00
County	New York			Refund	$

Department of State

by	/s/ [ILLEGIBLE]

Form 259. 3-3-51-75M (B3-84)

State of New York

}

ss:

Department of State

}

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same in a true copy of said original.

Witness my hand and seal of the Department of State on MAY 11 2001

[SEAL]
/s/ [ILLEGIBLE]
Special Deputy Secretary of State

DOS-1266 (7/00)

CERTIFICATE OF CHANGE

OF

PEPAMAR MUSIC CORP.

UNDER SECTION 805-A OF THE BUSINESS CORPORATION LAW

1.                                       The name of the corporation is PEPAMAR MUSIC CORP. It was incorporated under the name of PEPAMAR MUSIC CORP.

2.                                       The Certificate of Incorporation of said corporation was filed by the Department of State on March 20, 1962.

3.                                       The following was authorized by the Board of Directors:

To designate CT CORPORATION SYSTEM, 111 Eighth Avenue, New York, New York, 10011 as its registered agent in New York upon whom all process against the corporation may be served.

PEPAMAR MUSIC CORP.

By:	/s/ Janice Cannon
Janice Cannon, Asst. Secretary

DIVISION OF CORPORATIONS AND STATE RECORDS	ALBANY, NY 12231-0001

FILING RECEIPT

ENTITY NAME: PEPAMAR MUSIC CORP.

DOCUMENT TYPE: CHANGE (DOM. BUSINESS)	COUNTY: NEWY
REG.AGENT

SERVICE COMPANY: CT CORPORATION SYSTEM	SERVICE CODE: 07

FILED: 05/09/2001 DURATION: *********	CASH#: 010509000047 FILM #:010509000049

ADDRESS FOR PROCESS

REGISTERED AGENT

C T CORPORATION SYSTEM
111 EIGHTH AVENUE
NEW YORK, NY 10011

[SEAL]

FILER	FEES	65.00	PAYMENTS	65.00

	FILING	30.00	CASH	0.00
COUNSEL: VERONICA DOUGLAS	TAX	0.00	CHECK	65.00
AOL TIME WARNER INC.	CERT	0.00	CHARGE	0.00
75 ROCKEFELLER PLAZA	COPIES	10.00	DRAWDOWN	0.00
NEW YORK, NY 10019	HANDLING	25.00	BILLED	0.00
			REFUND	0.00

DOS-1025 (11/89)

Annex A: Pepamar Corporation